Exhibit 31.3

CERTIFICATION OF INTERIM CO-CHIEF EXECUTIVE OFFICER PURSUANT TO SECTION 302 OF

THE SARBANES-OXLEY ACT OF 2002

I, James L. Nielsen, certify that:

1. I have reviewed this Amendment No. 1 to the Quarterly Report on Form 10-Q/A of Sprouts Farmers Market, Inc.; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 1, 2019	/s/ James L. Nielsen
James L. Nielsen Interim Co-Chief Executive Officer, President and Chief Operating Officer (Co-Principal Executive Officer)